Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

and Rule 13a-14(b) or Rule 15d-14(b)

My name is Howard H. Yu and I am the Executive Vice President and Chief Financial Officer of Ball Corporation (the “Company”).

I hereby certify pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes—Oxley Act of 2002 that to the best of my knowledge and belief:

(1)          the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the U.S. Securities and Exchange Commission on August 1, 2024 (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Ball Corporation as of, and for, the periods presented in the Report.

/s/ Howard H. Yu
Howard H. Yu
Executive Vice President and Chief Financial Officer
Ball Corporation

Date: August 1, 2024

This certification, which accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.